UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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WEST CORPORATION
(Name of Registrant as Specified in its Charter)
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April 18, 2006
Dear Fellow Stockholder:
      We are pleased to invite you to our annual meeting of stockholders, which will be held on May 11, 2006, at 9:00 a.m. Central Time, at our offices at 11808 Miracle Hills Drive in Omaha, Nebraska. As we have done in the past, we will review major developments since our last stockholders’ meeting in addition to considering the matters described in the enclosed proxy statement.
      We hope that you will attend the meeting in person. Even if you plan to attend, we strongly encourage you to sign, date and return the enclosed proxy card to ensure that your common stock is represented at the meeting. The proxy statement explains more about proxy voting. Please read it carefully. We look forward to seeing you.

Sincerely,

Thomas B. Barker
Chief Executive Officer

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 11, 2006
Time:	9:00 a.m. Central Time
Place:	West Corporation
11808 Miracle Hills Drive
Omaha, Nebraska 68154
MATTERS TO BE CONSIDERED:

•	election of directors;

•	ratification of appointment of Deloitte & Touche LLP as our external auditor for 2006;

•	approval of the West Corporation 2006 Stock Incentive Plan; and

•	any other matters that may properly be brought before the meeting.

By order of the Board of Directors

Mary E. West
Vice Chair and Secretary

April 18, 2006
Please vote promptly.

PROXY STATEMENT
       Your vote is very important. For this reason, our Board of Directors (“Board”) requests that you allow your common stock to be represented at the annual meeting by the proxies named on the enclosed proxy card. This proxy statement is being sent to you in connection with this solicitation of proxies by our Board and has been prepared for the Board by our management. The terms “we,” “our,” “West” and the “Company” all refer to West Corporation. This proxy statement is being sent to our stockholders on or about April 18, 2006.
GENERAL INFORMATION ABOUT THE MEETING
Who can vote
      You may vote your West common stock if our records showed that you owned your shares at the close of business on March 17, 2006. On that date, a total of 70,184,254 shares of our common stock were outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of our Common Stock held on March 17, 2006. The enclosed proxy card shows the number of shares that you may vote. Your vote is confidential and will not be disclosed to persons other than those recording the vote, except as may be required by law or as authorized by you.
Voting your proxy
      If you own your common stock through a broker, bank or other nominee, you will receive instructions from that institution on how to vote your shares.
      If you own your shares directly in your own name, you may instruct the proxies how to vote your common stock by:

•	using the toll free telephone number listed on the proxy card;

•	using the Internet voting site listed on the proxy card; or

•	signing, dating and mailing the proxy card in the postage paid envelope that we have provided for you.
      You can always come to the meeting and vote your shares in person. Specific instructions for using the telephone and Internet voting systems are on the proxy card. Whichever method you use, the proxies will vote your shares in accordance with your instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board.
Matters to be presented
      We are not aware of any matters that will be presented other than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxies will use their judgment to determine how to vote your shares. If the meeting is adjourned, the proxies can vote your common stock on the new meeting date as well, unless you have revoked your proxy instructions.
Revoking your proxy
      You may revoke your proxy instructions at any time before the meeting. To do so, you must:

•	advise our Corporate Secretary in writing;

•	deliver new proxy instructions; or

•	attend the meeting and vote your shares in person.
      We recommend that you revoke or amend your prior instructions in the same way you initially gave them — that is, by telephone, Internet or in writing. This will help ensure that your shares are voted the way you wish them to be voted.

How votes are counted
      We will hold the annual meeting if a majority of our outstanding common stock is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all of the matters introduced at the meeting.
      If you own your shares through a bank, broker or other nominee (in “street name”) and you do not instruct your nominee how to vote your shares, your nominee may either leave your shares unvoted or vote your shares on the matters that will be considered at the annual meeting. However, if your shares are held in street name, your nominee cannot vote on matters that are not routine if you have not provided voting instructions to your nominee. In such cases, your shares will constitute “broker non-votes.” Broker non-votes count for quorum purposes, but we do not count broker non-votes as votes for or against any proposal.
Cost of this proxy solicitation
      We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, our directors, officers and employees may solicit stockholders personally or by telephone, e-mail or facsimile. Our employees will not receive any additional compensation for soliciting proxies. We will, on request, reimburse banks, brokers and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of West Common Stock and obtaining their voting instructions.
Householding of proxy material
      In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address will receive only one copy of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials or if you are receiving multiple copies of proxy materials and would like to receive one set, please submit your request either by mail addressed to our Corporate Secretary at 11808 Miracle Hills Drive, Omaha, Nebraska 68154 or by telephone at (402) 963-1200.
Attending the annual meeting
      If you are a holder of record and plan to attend the annual meeting, please indicate this when you provide voting instructions. The lower portion of the proxy card is your admission ticket. If you own your common stock through a broker, bank or other nominee, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of such proof of ownership. If you want to vote in person common stock that you own through a nominee, you must get a written proxy in your name from the broker, bank or other nominee that holds your shares.
PROPOSAL 1:
ELECTION OF DIRECTORS
      Our Board consists of six directors, divided into three classes. Our Board has nominated two directors for election at this annual meeting. If elected, the nominees will serve until our 2009 annual meeting and until their successors are elected and qualified.
Information about the nominees
      Each nominee is currently a director. Each nominee has agreed to be named in this proxy statement and to serve if elected. Each nominee was a director of West in 2005 and attended 100% of the meetings of the Board and committees on which the nominee served.

      Thomas B. Barker (age 51) Director since 1997 Mr. Barker joined us in 1991 as Executive Vice President of West Interactive Corporation. He was promoted to President and Chief Operating Officer of West Corporation in March 1995. He was promoted to President and Chief Executive Officer of the Company in September of 1998 and served as our President until January 2004. He is currently our Chief Executive Officer.
      William E. Fisher (age 59) Director since 1997 Mr. Fisher is the Chairman of the Board of SJE Holdings, a regional coffee chain. Previously, he was President of Global Software Solutions, a division of CSG Systems, Inc., (“CSGS”), a provider of billing and customer care solutions, from September 2001 until his retirement in September 2004. He joined CSGS in 2001 when the company acquired plaNet Consulting, an e-business solutions and services group of which Mr. Fisher served as Chairman. Prior to plaNet Consulting, Mr. Fisher was the founder of and served as Chairman and Chief Executive Officer for Transaction Systems Architects, Inc. (“TSAI”), and served fourteen years in numerous roles including President and Chief Executive Officer of ACI, which was acquired by TSAI. TSAI is an Omaha based company that develops, markets and supports a broad line of software products and services primarily focused on facilitating electronic payments. Mr. Fisher has served on the board of directors of Bank of America’s Merchant Business, a public merchant processing business subsequently purchased by the parent. He also served on the board of Trizetto, Inc., a public company in the health care processing business, and Hypercom, the leading provider of point of sales devices worldwide. Mr. Fisher has also served as Chairman of the Board of Income Dynamics, Inc. a technology company that was purchased in 2003 by Intuit. Mr. Fisher has served on the board of Solutionary, Inc. a Nebraska based security technology company.
Votes required
      Directors are elected by a plurality of the votes cast at the meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes withheld for any nominee will not be counted. Abstentions and broker non-votes will have no effect on the election of directors.
      Although we know of no reason why either nominee would not be able to serve, if either nominee is unavailable for election, the proxies will vote your common stock to approve the election of a substitute nominee proposed by the Board. The Board may also choose to reduce the number of directors to be elected, as permitted by our bylaws.
Board recommendation
      The Board unanimously recommends that you vote “FOR” each nominee.
The Board
      West is governed by a Board of Directors and various committees of the Board that meet throughout the year. Directors discharge their responsibilities throughout the year at Board and committee meetings and also through other communications with the Chairman, Chief Executive Officer and others regarding matters of concern and interest about West. During 2005, the Board held twenty-five meetings. The Board has regularly scheduled meetings of its independent directors. One director missed one meeting during the year and the remaining directors attended 100% of the meetings of the Board and the committees on which the director served.
Continuing directors
      Mary E. West (age 60) Director since 1986 Mrs. West co-founded WATS Marketing of America in 1978 and remained with that company until December 1985. In January 1986, she founded West. Mrs. West has served as Vice Chair of our Board since 1987. Mary West and Gary West are wife and husband. Her term will expire in 2007.
      George H. Krauss (age 63) Director since 2001 Mr. Krauss is an attorney and serves as of counsel to Kutak Rock LLP, a national law firm headquartered in Omaha, Nebraska. Mr. Krauss has practiced law with

Kutak Rock since 1972 and served as the managing partner of the firm from 1983 to 1993. In 1996, Mr. Krauss became an independent business consultant to Burlington Capital Group, an Omaha based investment management company. Mr. Krauss serves as a director of Gateway, Inc. (a provider of personal computers and related products) and of MFA Mortgage Investments, Inc. (a company primarily engaged in the business of investing, on a leveraged basis, in mortgage backed securities), both listed on the NYSE, as well as America First Apartment Investors, Inc. (a real estate investment trust engaged in the ownership and management of multi-family apartment properties located in the United States) listed on the NASDAQ. Mr. Krauss is on the board of managers of Burlington Capital Group, which is the general partner of America First Tax Exempt Investors, L.P., which is also listed on the NASDAQ. His term will expire in 2007.
      Gary L. West (age 60) Director since 1987 Mr. West co-founded WATS Marketing of America in 1978 and remained with that company until 1985. He joined West in July 1987 and has served as our Chairman since that time. Gary West and Mary West are husband and wife. His term will expire in 2008.
      Greg T. Sloma (age 54) Director since 1997 In February 2006, Mr. Sloma became Chief Executive Officer of G.O. Inc., a privately held real estate development company. From January 2004, until his appointment at G.O. Inc., he held a variety of positions including President, Chief Financial Officer and Executive Vice President and Chief Financial Officer with SpeedNet Services, Inc., a broadband wireless Internet Service Provider. From July 2001 to January 2004, Mr. Sloma was Vice Chairman and Director of Mergers & Acquisitions of Data Transmission Network Corporation (“DTN”), an Omaha-based provider of electronic information and communication services. Prior to holding this position, Mr. Sloma served as DTN’s President and Chief Executive Officer. He was an employee of DTN since April 1993, holding the positions of President and Chief Operating Officer, Executive Vice President and Chief Financial Officer and Executive Vice President and Chief Operating Officer. In September 2004, DTN filed for bankruptcy under Chapter 11 of Title 11 of the U.S. bankruptcy code. DTN emerged from bankruptcy on October 31, 2004. Upon emergence, DTN’s banks become the owners of DTN. Prior to joining DTN, Mr. Sloma was a partner at Deloitte & Touche LLP specializing in tax consulting. His term will expire in 2008.
Board committees
      The Board has an Audit Committee and a Compensation Committee. The following describes for each committee its current membership, the number of meetings held during 2005 and its mission.
Audit Committee
      William E. Fisher, George H. Krauss and Greg T. Sloma The Audit Committee met seven times in 2005. The Audit Committee is responsible for:

•	meeting with our independent accountants regarding audits and the adequacy of our accounting and control systems;

•	engaging a firm of certified independent accountants to serve as our independent accountants;

•	authorizing all audit fees and other professional services rendered by the independent accountants;

•	reviewing the independence of the accountants; and

•	ensuring the objectivity of our consolidated financial statements.
      The Audit Committee is also responsible for preparing the Audit Committee report required by SEC rules which is included in this proxy statement on page 20.
      The Board has determined that each Audit Committee member is independent in accordance with NASDAQ Stock Market listing standards and SEC regulations, and that William Fisher and Greg Sloma each is an “audit committee financial expert” as defined by the SEC.

Compensation Committee
      William E. Fisher, George H. Krauss and Greg T. Sloma The Compensation Committee met four times in 2005. The Compensation Committee reviews and approves our compensation and benefit programs, ensures the competitiveness of these programs and advises the Board on the development and succession for our executives.
      The Compensation Committee is also responsible for preparing the Compensation Committee report required by SEC rules, which is included in this proxy statement on page 17.
Board independence and nominating committee matters
      West is a “controlled company” as that term is defined by NASDAQ Stock Market listing standards. A controlled company is a company of which more than 50% of the voting power is held by an individual, group or other company. Currently, Gary West and Mary West hold approximately 57% of our voting power.
      Under NASDAQ listing standards, a controlled company like West does not need to maintain a nominating committee or a majority of independent directors on its board. Independent directors of controlled companies are required to hold meetings at which only the independent directors are present. Our independent directors met separately eleven times during 2005. Each independent director participates in the consideration of director nominees.
PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF EXTERNAL AUDITOR
Deloitte & Touche LLP
      The Audit Committee has appointed Deloitte & Touche LLP (“D&T”) as external auditor to audit our consolidated financial statements for the year ending December 31, 2006. We are asking you to ratify this appointment.
      All services provided by D&T were reviewed with our Audit Committee and senior management to confirm that the performance of such services was consistent with maintaining D&T’s independence.
Fees
      The following table summarizes the fees we paid to D&T in 2005 and 2004.

Fee Type	2005	2004

Audit	$764,450	$591,265
Audit-related	224,669	80,000
Tax	154,112	337,896
All other	—	—

Total	$1,143,231	$1,009,161

      Audit Fees — Audit fees consist of fees paid for the audits of our annual financial statements and for the reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q. The increase in fees from 2004 to 2005 was primarily due to the increase in the size of the engagement.
      Audit-Related Fees — Audit-related fees consist of fees paid for our SEC filings, advisory services and the audit of our 401(k) Plan. The increase in fees from 2004 to 2005 was primarily due to work performed on our Form S-3 Registration Statement.
      Tax Fees — Tax fees consist of fees paid for tax consultation, state tax credit incentive programs, employment tax planning, transfer pricing studies and international tax consultation.

      The Audit Committee has adopted a policy requiring pre-approval by the committee for all services (audit and non-audit) to be provided to us by our external auditor. In accordance with that policy, our Audit Committee pre-approved all of the foregoing services.
      A member of D&T will be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.
Vote required
      The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote is needed to ratify the appointment of D&T. This means that a vote to “Abstain” will have the same effect as a vote “against” the ratification of D&T as our independent auditors. Broker non-votes will have no effect on the outcome of the vote. If stockholders do not ratify the appointment of D&T, the Audit Committee may reconsider the selection of the external auditor.
Board recommendation
      The Board unanimously recommends that you vote “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP.
PROPOSAL 3:
APPROVAL OF WEST CORPORATION 2006 STOCK INCENTIVE PLAN
      Our Board has adopted the West Corporation 2006 Stock Incentive Plan (the “Stock Incentive Plan”) which, if approved by our stockholders, will take effect on April 1, 2006 and replace the Amended and Restated West Corporation 1996 Stock Incentive Plan.
      On April 3, 2006, prior to the annual meeting, the Compensation Committee granted options under the Stock Incentive Plan to certain employees, including officers. If our stockholders do not approve the Stock Incentive Plan, each such option will remain outstanding but will, upon exercise, be settled in cash, in an amount equal to the increase in the fair market value of the number of shares subject to such option after the date of grant. Gary West and Mary West, who together own 57% of the voting shares of the Company’s outstanding stock, have indicated their intent to vote in favor of the Stock Incentive Plan.
      The principal features of the Stock Incentive Plan are summarized below. The full text of the Stock Incentive Plan is attached as Annex 1.
Purpose
      The purpose of the Stock Incentive Plan is to provide a means through which the Company may attract able persons to become and remain employees, directors or consultants of the Company and to provide a means whereby they can acquire and maintain common stock ownership in the Company, or be paid incentive compensation measured by reference to the value of our common stock.
Administration
      The Stock Incentive Plan will be administered by the Board, the Compensation Committee or a committee appointed by the Board from among its members (the entity administering the Stock Incentive Plan hereafter called the “Committee”). The Committee, in its sole discretion, determines which individuals may participate in the Stock Incentive Plan and the type, extent and terms of the awards to be granted. In addition, the Committee interprets the Stock Incentive Plan and makes all other determinations with respect to the administration of the Stock Incentive Plan.

Eligibility
      Employees, directors and consultants of the Company are eligible to receive awards under the Stock Incentive Plan. The Committee selects the persons who receive awards. As of the date of this Proxy Statement, three nonemployee directors and approximately 28,000 employees (which includes officers) would be eligible to participate in the Stock Incentive Plan; however, participation is at the discretion of the Compensation Committee. In the past, the Compensation Committee has limited option grants to directors, vice presidents, and executive officers. No more than 1,000,000 shares of common stock may be awarded to any one person pursuant to awards of options or stock appreciation rights during any one year.
Awards
      The Stock Incentive Plan provides for grants of options, stock appreciation rights, performance share units, restricted stock, phantom stock units and other stock-based awards as the Committee may from time to time deem appropriate, including stock bonuses. The terms and conditions of awards granted under the Stock Incentive Plan are set out in award agreements between the Company and the individuals receiving such awards. Such terms include vesting conditions and the expiration dates for the awards.
      Stock Options. The Stock Incentive Plan allows for the grant of “incentive stock options,” which are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and “nonqualified stock options,” which are not intended to qualify as incentive stock options. The exercise price of options granted under the Stock Incentive Plan is determined by the Committee at the time of grant, and may not be less than the fair market value of our common stock on the date of grant.
      Options will vest and become exercisable within such period (not to exceed 10 years) as determined by the Committee. Unless otherwise set forth in the award agreement, all options expire on the earliest of (i) ten years after grant, (ii) 90 days after the optionee’s termination of employment or service for any reason other than death, disability or cause (or one year after such termination of employment if the optionee is an Executive Vice President or above), (iii) immediately upon the optionee’s termination of employment or service for cause or (iv) one year after the death or disability of the optionee. An option will remain exercisable by the optionee until its expiration only to the extent the option was exercisable at the time of the optionee’s termination of employment or service. Unless otherwise set forth in the award agreement, options will vest and become exercisable only during the period of employment or service with the Company such that upon such termination of employment or service the unvested portion of any outstanding option will expire.
      Options that have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by full payment of the option exercise price and any applicable withholding tax. The option exercise price may be paid by bank draft, certified personal check or by wire transfer and/or shares of common stock valued at the fair market value at the time the option is exercised or, in the discretion of the Committee, either (i) in other property having a fair market value on the date of exercise equal to the exercise price, (ii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the exercise price or (iii) by authorizing the Company to withhold shares of common stock subject to the option having a fair market value equal to the exercise price.
      The aggregate fair market value (determined as of the date of grant) of stock for which incentive stock options may be first exercisable by an optionee during any calendar year may not exceed $100,000. Any excess amount will be treated as a nonqualified stock option.
      Stock Appreciation Rights. Any option granted under the Stock Incentive Plan may include a related stock appreciation right (“SAR”). The Committee also may award SARs to participants independent of any option. Under a SAR, a participant is entitled to receive in shares of common stock, cash or a combination thereof the value equal to the excess of the fair market value of one share of common stock on the date of exercise over a specified strike price of the SAR, which, in the case of a SAR granted in connection with an option will be equal to the exercise price of the related option and, in the case of a SAR granted independently of an option, will be an amount not less than 100% of the fair market value of a share of common stock on the date of grant.
      SARs granted in connection with an option shall become exercisable, be transferable and expire according to the same vesting schedule, transferability rules and expiration provisions as the related option. A SAR granted independently of an option shall become exercisable, be transferable and expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an applicable award agreement.
      Except as otherwise provided, SARs will expire on a date not later than ten years and one day after the date of grant of the SAR.

Performance Share Units
      The Committee may grant performance share units under the Stock Incentive Plan. Before or within 90 days after the beginning of a specified performance period, the Committee may establish written performance goals based upon financial objectives for the Company for such period and a schedule relating the accomplishment of the performance goals to the awards to be earned by participants. Performance goals may include absolute or relative growth in earnings per share or rate of return on stockholders’ equity or other measurement of corporate performance and may be determined on an individual basis or by categories of participants. The Committee will determine the number of performance share units to be awarded, if any, to each participant. With respect to performance share unit awards intended to qualify as “performance-based compensation” which is exempt from the $1 million deduction limit under Section 162(m) of the Code, as described below: (i) no more than 200,000 performance share units may be awarded to any participant with respect to any period of 12 months or more and (ii) performance goals must be based on one or more of the following which may be expressed either on an absolute basis, relative to previous levels of performance, or relative to other companies selected by the Committee:

•	earnings per share;

•	revenue;

•	return on capital, equity, or operating costs;

•	economic value added;

•	margins;

•	total stockholder return on market value;

•	operating profit or net income;

•	cash flow, earnings before interest and taxes, or earnings before interest, taxes and depreciation;

•	sales; or

•	costs or expenses, either as an independent goal, or as a percentage of revenue.
      The Committee may adjust the performance goals as it deems appropriate for (i) extraordinary or non-recurring events experienced during the performance period; (ii) any significant changes during the performance period in accounting rules; or (iii) any significant changes during the performance period in tax or other laws or regulations.
      Performance share unit awards are payable in shares of common stock as soon as practicable after the completion of the performance period.
      Restricted Stock Awards and Phantom Stock Units. The Committee may grant restricted stock and phantom stock unit awards to Stock Incentive Plan participants. The Committee will establish the terms, conditions and restrictions applicable to such awards, including the restriction period, the time or times at which awards will be granted or become vested and the number of shares or units to be covered by each grant.

      Upon the award of restricted stock, the Committee will cause a stock certificate registered in the name of the participant to be issued. The holder of restricted stock generally has the rights and privileges of a stockholder as to such restricted stock, including the right to vote such stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the restricted stock may be either currently paid to the participant or be withheld by the Company for the participant’s account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Cash dividends or stock dividends so withheld by the Committee will not be subject to forfeiture.
      No shares of stock are issued at the time a phantom stock unit award is granted. Holders of phantom stock units receive an amount equal to the cash dividends paid by the Company upon one share of stock for each phantom stock unit then credited to such holder’s account. The Committee may, in its sole discretion, either credit such dividend equivalents to the account of the participant, or currently pay such dividend equivalents to the participant. Dividend equivalents are subject to forfeiture on the same basis as the related phantom stock units, and may bear interest at a rate and subject to such terms as are determined by the Committee.
      Each restricted stock and phantom stock unit award will be subject to a restricted period established by the Committee, during which the holder of the restricted stock or phantom stock units is not allowed to transfer the shares subject to the award, and the shares are subject to forfeiture if the holder terminates employment or service with the Company. If a participant terminates employment or service with the Company during a restricted period for any reason, that portion of the award with respect to which restrictions have not expired will be forfeited to the Company.
      The restrictions on shares of restricted stock will lapse upon the expiration of the applicable restricted period. In the case of phantom stock units, the Company will deliver to the participant one share of common stock for each phantom stock unit which has vested and cash equal to any dividend equivalents credited with respect to each such vested unit and the interest thereon, if any.
      Other Stock-Based Awards. The Committee may grant any other stock-based awards to any eligible participant under the Stock Incentive Plan that the Committee deems appropriate, including, but not limited to stock bonuses. Any such award will have such terms and conditions as the Committee may determine.
Automatic awards
      The Stock Incentive Plan provides automatic grants of stock options to non-employee directors of the Company. On the date that an individual first becomes a non-employee director, such individual will be automatically granted a nonqualified stock option to purchase 14,000 shares of common stock. Thereafter, for the remainder of the term of the Stock Incentive Plan and provided such individual remains a non-employee director, on the date of each of the Company’s annual meetings of stockholders, each non-employee director will automatically be granted a nonqualified stock option to purchase 10,000 shares of common stock. Options granted to non-employee directors have an exercise price equal to the fair market value of our common stock on the date of grant, and are generally subject to a three-year vesting schedule. Non-employee director options expire on the earliest of (i) ten years from the date of grant, (ii) three months following the date upon which the non-employee director ceases to be a member of the Board for any reason other than his death or disability, or (iii) one year following the date upon which the non-employee director ceases to be a member of the Board by reason of his death or disability.
Shares reserved
      As of the effective date of the Stock Incentive Plan, a maximum of 5,000,000 shares of common stock are available for issuance pursuant to the Stock Incentive Plan. The number of such shares will increase as of January 1st of each year, beginning January 1, 2007, by the lesser of (i) 1.25% of the outstanding shares of common stock of the Company as of that January 1st and (ii) the number of shares of common stock subject to awards granted under the Stock Incentive Plan in the preceding calendar year. A maximum of 1,000,000 shares of common stock are available for issuance pursuant to incentive stock options granted under the Stock Incentive Plan. The Stock Incentive Plan provides for proportionate adjustments to reflect stock splits, stock dividends or other changes in the capital stock.
      On April 3, 2006, the closing sales price of common stock on the NASDAQ Stock Market was $43.35 per share.
Change in control
      Except to the extent stated otherwise in any individual award agreement, upon the occurrence of a change in control of the Company (i) all outstanding options and stock appreciation rights become immediately exercisable in full, (ii) all restrictions with respect to outstanding shares of restricted stock lapse, (iii) all outstanding phantom stock unit awards will be immediately converted into shares of common stock, or cash equivalents at the discretion of the Committee, and paid out to the holders of such awards, and (iv) the Committee will make a determination on the degree of achievement of all applicable performance goals with respect to outstanding performance share units and make such payments with respect thereto as it deems appropriate.
Nontransferability
      Except as otherwise determined by the Committee, a person’s rights and interest under the Stock Incentive Plan, including any amounts payable pursuant to an award, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a participant’s death, to a designated beneficiary to the extent permitted by the Stock Incentive Plan, or in the absence of such designation, by will or the laws of descent and distribution. The Committee may, in its sole discretion, allow for transfer of awards other than incentive stock options to other persons or entities.
Amendment and termination
      The Stock Incentive Plan will terminate as of April 1, 2016, or at such earlier time as determined by the Board. With the express written consent of an individual participant, the Board or the Committee may cancel or reduce or otherwise alter outstanding awards. The Board or the Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Stock Incentive Plan in whole or in part; provided that any such amendment will be contingent on obtaining stockholder approval if the Committee determines that such approval is necessary to comply with any requirement of law or rule of any stock exchange on which the Company’s equity securities are traded, or in order for awards to qualify for an exemption from Section 162(m) of the Code.
Federal tax consequences
      The following is a brief discussion of the Federal income tax consequences of awards under the Stock Incentive Plan based on the Code, as in effect as of the date of this summary, and is not intended to be exhaustive. This summary does not address any state or local tax consequences.
      Incentive Stock Options. No taxable income is realized by the optionee upon the grant or exercise of an incentive stock option. If common stock is issued to an optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon the sale of such shares, any amount realized in excess of the exercise price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the Company for Federal income tax purposes.
      If the common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally, (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares on the date the option was exercised (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares and (2) the Company will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee upon the sale of the common stock will be taxed as short-term or long-term capital gain (or loss), depending on how long the shares have been held, and will not result in any deduction by the Company.
      If an incentive stock option is exercised more than three months following termination of employment (subject to certain exceptions for disability or death), the exercise of the option will generally be taxed as the exercise of a nonqualified stock option, as described below.
      For purposes of determining whether an optionee is subject to an alternative minimum tax liability, an optionee who exercises an incentive stock option generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised a nonqualified stock option. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his or her alternative minimum tax liability or “regular” income tax liability. As a result, a taxpayer has to determine his or her potential liability under the alternative minimum tax.
      Nonqualified Stock Options. With respect to nonqualified stock options: (1) no income is realized by the optionee at the time the option is granted; (2) at exercise, ordinary income is realized by the optionee in an amount equal to the excess, if any, of the fair market value of the shares on such date over the exercise price, and the Company is generally entitled to a tax deduction in the same amount, subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.
      Stock Appreciation Rights. A participant will not recognize taxable income at the time stock appreciation rights are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered or the amount of any cash received. This amount is deductible by the Company as compensation expense.
      Performance Unit Awards. A participant will not recognize taxable income at the time performance units are granted and the Company will not be entitled to a tax deduction at that time. Upon the settlement of performance units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense.
      Restricted Stock. Participants who receive grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Restrictions”), less any purchase price paid by the participant for the restricted stock. Thus, the participant generally will realize taxable income at the end of the restricted period (subject to income tax withholding). However, a participant who so elects under Section 83(b) of the Code (an “83(b) Election”) within thirty days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the excess of the fair market value of such shares of restricted stock (determined without regard to the Restrictions) over the purchase price, if any, paid by the participant for the restricted stock. If the shares subject to an 83(b) Election are forfeited, the participant will be entitled only to a capital loss for tax purposes equal to the purchase price, if any, of the forfeited shares. With respect to the sale of the shares after the restricted period has expired, the holding period to determine whether the participant has long-term or short-term capital gain or loss generally begins when the restrictions expire and the tax basis for such shares generally will be based on the fair market value of the shares on that date. However, if the participant makes an 83(b) Election, the holding period commences on the date of such election and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the Restrictions). The Company generally will be entitled to a tax deduction equal to the amount that is taxable as ordinary income to the participant, except to the extent the deduction limits of Section 162(m) of the Code apply.

      Phantom Stock Units. A participant will not recognize taxable income at the time a phantom stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of phantom stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.
      Section 162(m) of the Internal Revenue Code. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s four most highly compensated executive officers other than the chief executive officer. However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. To qualify as performance-based compensation, the following requirements must be satisfied: (1) the performance goals are determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the performance goals, are approved by a majority of the corporation’s shareholders and (3) if applicable, the Committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. As noted above, the Committee currently consists solely of “outside directors” for purposes of Section 162(m) of the Code. As a result, certain compensation under the Stock Incentive Plan, such as that payable with respect to options, stock appreciation rights and performance share units, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the Stock Incentive Plan, such as any restricted stock or phantom stock unit award which is not subject to performance conditions, would be subject to such limit.
New plan benefits
      The following table sets forth (i) the aggregate number of shares of common stock underlying options that were granted on April 3, 2006 to employees of the Company and (ii) the aggregate number of shares of common stock underlying options which would be granted automatically to nonemployee directors on the date of each annual meeting of stockholders beginning with the 2006 annual meeting.
Stock Incentive Plan

	Number of
Position	Units

Thomas B. Barker,
Chief Executive Officer and Director	0

Nancee R. Berger,
President and Chief Operating Officer	0

Steven M. Stangl,
President — West Communication Services	0

Paul M. Mendlik,
Executive Vice President — Chief Financial Officer and Treasurer	0

J. Scott Etzler,
President — InterCall, Inc.	12,500	(1)

Executive Group (13 persons)	18,750	(1)

Non-Executive Director Group (three persons)	30,000	(2)

Non-Executive Officer Employee Group	175,125	(1)

(1)	The exercise price per share was $44.035, which was 100% of the fair market value of a share of common stock on the date of grant. If the stockholders of the Company do not approve the Stock Incentive Plan, each such option will, upon exercise, be settled in cash, in an amount equal to the increase in the fair market value of the number of shares subject to such option after the date of grant. Gary West and Mary West, who together own 57% voting shares of the Company’s outstanding stock, have indicated their intent to vote in favor of the Stock Incentive Plan.

(2)	The exercise price per share would be 100% of the fair market value of a share of common stock on the date of grant.
Vote required
      The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote is needed to approve the Stock Incentive Plan. This means that a vote to “Abstain” will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect on the outcome of the vote.
Board recommendation
      The Board unanimously recommends that you vote “FOR” the proposal to approve the West Corporation 2006 Stock Incentive Plan.
COMPENSATION
DIRECTOR COMPENSATION

Director fees and expenses
      In 2006, non-employee directors will receive an annual retainer of $45,000, a payment of $12,000 for attendance at the Company’s annual financial review meeting and $1,000 for each Board meeting (other than the scheduled Board meetings as agreed upon annually by the Board) and each special meeting (other than Audit Committee or Compensation Committee meetings) attended. The Board has also approved the participation of non-employee directors in the Company’s health and dental plans. During 2005, Messrs. Fisher, Krauss and Sloma, our non-employee directors, each received $57,000 in directors’ fees.
      In addition, we reimburse directors for all reasonable expenses incurred in connection with their attendance at Board meetings.

Stock incentive plan
      Directors are granted options to acquire 14,000 shares of common stock when they are first elected to the Board. For this initial grant, options for 6,000 shares vest on the first anniversary of the date of grant and options for 4,000 shares vest on the second and third anniversary of the date of grant.
      Thereafter, directors are also granted options to purchase 10,000 shares of common stock as of each annual meeting provided they remain a director at such time. For these annual grants, options for 2,000 shares vest on the first anniversary of the date of grant and options for 4,000 shares vest on the second and third anniversary of the date of grant.

Executive Compensation
      The following table summarizes the compensation paid to our Chief Executive Officer and our four other most highly compensated executive officers as of December 31, 2005. There were no stock appreciation rights outstanding during the fiscal year ended December 31, 2005.
Summary Compensation Table

				Long-Term
				Compensation
				Awards
		Annual Compensation (1)		Securities
				Underlying	All Other
	Fiscal	Salary	Bonus	Options	Compensation
Name and Principal Position	Year	($)	($)	(#)	($) (2)

Thomas B. Barker	2005	750,000	2,535,148	35,716	106,071
Chief Executive Officer and Director	2004	741,538	1,321,790	142,858	65,164
	2003	475,000	1,168,364	360,450	76,495
Nancee R. Berger	2005	500,000	1,690,099	28,573	18,891
President and Chief Operating Officer	2004	494,454	883,379	114,286	17,681
	2003	310,000	653,275	286,982	15,979
Steven M. Stangl	2005	326,923	596,238	—	63,350
President — West Communication	2004	268,269	350,223	157,412	86,917
Services(3)	2003	200,000	184,520	142,858	10,566
Paul M. Mendlik	2005	379,808	528,156	—	196,258
Executive Vice President —	2004	250,000	469,356	100,000	262,217
Chief Financial Officer and Treasurer(4)	2003	250,000	374,610	100,000	254,777
J. Scott Etzler	2005	425,000	462,987	100,000	42,652
President — InterCall, Inc.(5)	2004	411,080	595,208	10,000	14,559
	2003	457,544	2,740,034	35,000	10,793

(1)	In addition to the amounts reported in the table, certain other annual compensation amounts were provided to the listed officers. These amounts were generally in the nature of perquisites and included personal financial planning costs. The other annual compensation amounts provided to the listed officers were below the reporting threshold and, accordingly, are not required to be disclosed in the table.

(2)	These amounts reflect matching contributions made on behalf of each officer pursuant to our 401(k) Plan, Executive Retirement Savings Plan or Non-Qualified Deferred Compensation Plan and medical, dental and life insurance premiums paid on behalf of each officer.

(3)	Mr. Stangl was promoted to President, Communication Services in January 2004. Prior to that promotion Mr. Stangl was the President of West Interactive Corporation.

(4)	At December 31, 2005, Mr. Mendlik held 64,000 restricted shares which had a market value of $2,697,600.

(5)	Mr. Etzler joined West as the President of InterCall, Inc. (“InterCall”) upon the acquisition of InterCall on May 9, 2003. Mr. Etzler’s 2003 compensation includes a $2,000,000 bonus paid by InterCall upon the closing of the acquisition. Mr. Etzler’s 2004 bonus was adjusted from last year’s proxy to reflect a bonus paid in 2005 for 2004 performance results. Mr. Etzler’s other annual compensation also includes a car allowance of $7,200, $7,200 and $4,800 in 2005, 2004 and 2003, respectively.

Option grants in 2005
      The following table summarizes options granted during 2005 to the persons named in the summary compensation table.

					Potential Realized Value
					at Assumed Annual Rates
	Number of	% of Total			of Stock Price
	Securities	Options			Appreciation for Option
	Underlying	Granted to			Term
	Options	Employees in	Exercise Price	Expiration
Name	(#)	Fiscal Year	($/share)	Date	5%($)	10%($)

Thomas B. Barker	35,716	4.09%	33.49	01/03/15	1,948,368	3,102,450

Nancee R. Berger	28,573	3.27%	33.49	01/03/15	1,558,705	2,481,978

Steven M. Stangl	—	—	—		—	—

Paul M. Mendlik	—	—	—		—	—

J. Scott Etzler	25,000	2.86%	33.49	01/03/15	1,363,792	2,171,611
	25,000	2.86%	33.38	04/01/15	1,359,313	2,164,478
	25,000	2.86%	38.05	07/01/15	1,549,486	2,467,298
	25,000	2.86%	37.39	10/03/15	1,522,609	2,424,501

	100,000	11.44%			5,795,200	9,227,888

Aggregated option exercises in 2005 and fiscal year-end option values
      The following table summarizes aggregate option exercises in 2005 and the fiscal year-end option values.

	Aggregated Option Exercises In
	Last Fiscal Year and Fiscal Year End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The Money Options
			Options at Fiscal Year-End		at Fiscal Year-End
	Shares Acquired	Value	(#)		($)
	on Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas B. Barker	—	—	1,053,441	335,583	31,255,396	6,269,322
Nancee R. Berger	50,000	1,516,523	647,062	257,779	19,060,046	4,808,514
Steven M. Stangl	70,982	1,280,925	14,643	194,283	223,287	3,677,747
Paul M. Mendlik	25,000	547,430	50,000	125,000	835,406	2,215,969
J. Scott Etzler	8,500	128,167	11,500	125,000	190,806	1,070,781
Employment agreements
      We have employment agreements with each of the executive officers named in the summary compensation table. The agreements specify a base salary and performance-based bonuses for 2006. Mr. Barker’s employment agreement provides that he will be our Chief Executive Officer and receives an annual base salary of $850,000. Ms. Berger’s employment agreement provides that she will be our President and Chief Operating Officer and receives an annual base salary of $550,000. Mr. Stangl’s employment agreement provides that he will be the President of West Communication Services and receives an annual base salary of $400,000. Mr. Mendlik’s employment agreement provides that he will be Executive Vice President, Chief Financial Officer and Treasurer and receives an annual base salary of $385,000. Mr. Etzler’s employment agreement provides that he will be the President of InterCall and receives an annual base salary of $425,000.
      The agreements automatically renew each year unless the parties to the agreement give notice of non-renewal. In the event of death, termination for any reason or resignation, we will pay any salary earned through the date of termination, any bonus earned at the end of the month immediately preceding the date of termination and all vested benefits, if any, as of the date of termination. In the event of termination without cause, or resignation, the executive will or may remain as a consultant to us for a period of twenty-four months and receive a consulting fee over this period equal to their base salary at the time of termination.
Security ownership
      The following table summarizes the beneficial ownership of our common stock as of March 17, 2006 for:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each director and nominee for director;

•	each executive officer whose name appears on the Summary Compensation Table on page 14; and

•	all directors and executive officers as a group.

	Amount
	Beneficially	Percent of
Name and Address of Beneficial Owners (1)	Owned	Common Shares

Gary L. West(2)	40,012,363	57.0%
Mary E. West(2)	40,012,363	57.0%
Thomas B. Barker(3)	1,277,799	1.8%
Greg T. Sloma(4)	32,050	*
William E. Fisher(5)	8,500	*
George H. Krauss(6)	27,000	*
Nancee R. Berger(7)	677,272	1.0%
Steven M. Stangl(8)	14,643	*
Paul M. Mendlik(9)	151,409	*
J. Scott Etzler(10)	26,193	*
All directors and executive officers as a group (16 persons)(11)	42,509,223	60.6%

*	Less than 1%

(1)	The address of each of our executive officers and directors is c/o West Corporation, 11808 Miracle Hills Drive, Omaha, Nebraska 68154.

(2)	Shares held by Gary and Mary West are held in joint tenancy with right of survivorship. Voting power of these shares is shared between them.

(3)	Includes 1,158,732 shares subject to options.

(4)	Includes 50 shares held by Mr. Sloma’s daughter and 1,000 shares held by Mr. Sloma’s son. Also includes 31,000 shares subject to options.

(5)	Includes 8,000 shares subject to options.

(6)	Includes 27,000 shares subject to options.

(7)	Includes 650,950 shares subject to options.

(8)	Includes 14,643 shares subject to options.

(9)	Includes 75,000 shares subject to options.

(10)	Includes 25,250 shares subject to options.

(11)	Includes 2,191,375 shares subject to options.
      The table above does not include 234,232 shares notionally granted under our Nonqualified Deferred Compensation Plan at March 17, 2006. These shares have not been granted, do not carry voting rights and cannot be sold until the end of the deferral periods, which begin in 2008, unless there is a change of control of the Company.
      Except as otherwise noted, each person named in the table above has sole voting and investment power with respect to the shares. Beneficial ownership and percentages are calculated in accordance with SEC rules.

Beneficial ownership includes shares subject to options that are currently exercisable or exercisable within 60 days following March 17, 2006.
COMPENSATION COMMITTEE REPORT
      Our executive compensation program is administered by our Compensation Committee. The Compensation Committee approves compensation objectives and policies as well as compensation plans and specific compensation levels for all executive officers.
Compensation policies
      The Compensation Committee seeks to provide a total compensation package that will motivate and retain our key employees. The Compensation Committee also seeks to provide incentives to achieve our short and long-term business objectives, and enhance stockholder value. When determining compensation amounts, the Compensation Committee considers (1) the base salary levels of executives with similar responsibilities in companies in similar lines of business, (2) the executive’s experience in his or her position at West and in the line of business as well as his or her performance over a sustained period of time, and (3) the historical and projected financial performance of West and the particular division associated with the executive. A review of the financial performance includes such measures as revenues, operating margin, net income, return on stockholders’ equity, return on revenues and total market value. The Compensation Committee makes a subjective determination based upon all such factors. Executive compensation during 2005 had three components: (1) base salary, (2) cash bonuses and (3) long-term incentive compensation.
Bonuses
      Bonuses for the officers are based on realizing financial targets set forth in formulas described in each of their employment agreements. The formulas are individually tailored to motivate the particular executive in accordance with his or her position, his or her prior performance and the potential impact he or she could have on the growth of sales and profit for us and the division with which he or she is associated.
Long-term incentive compensation
      Long-term incentive compensation opportunities are provided through stock option grants. All grants are made at exercise prices which are at least equal to the fair market value of the common shares on the date of grant to allow executives to gain only when stockholders gain. In making grants in 2005, the Compensation Committee considered the executive’s position with us and relevant responsibilities, service, individual and company performance and the anticipated length of future service.
Chief executive officer compensation
      The Compensation Committee believes that the role of Chief Executive Officer is particularly important in reaching corporate objectives and accordingly reviews the Chief Executive Officer’s compensation package annually based on his performance and our overall performance. In early 2006, the Compensation Committee approved Mr. Barker’s bonus for 2005 of $2,535,148 and set his 2006 base salary at $850,000. In establishing his compensation, the Compensation Committee compared his compensation with the compensation of other Chief Executive Officers in our industry in relation to our relative performance with respect to the industry. In setting Mr. Barker’s compensation, the Compensation Committee also considered our performance during the year. The Compensation Committee recognized Mr. Barker’s leadership in assembling and developing a strong management team and his role in guiding us through our growth since 1995 in his roles as president and then as Chief Executive Officer. The committee also considered Mr. Barker’s strong industry background as well as his ability to manage significant growth in a profitable manner for the benefit of our stockholders. The Compensation Committee noted the Company’s excellent performance in an otherwise difficult operating environment. The Compensation Committee also noted Mr. Barker’s oversight of the successful acquisition of the conferencing assets of Sprint Corporation during 2005.

      The Compensation Committee believes that Mr. Barker’s actual compensation for the 2005 fiscal year was appropriate in light of these considerations.
Tax consequences
      Section 162(m) of the Code generally prohibits a tax deduction to public companies for annual compensation over $1 million paid to each of the corporation’s chief executive officer and four other most highly compensated executive officers, except to the extent such compensation qualifies as “performance-based.” Provided that our other objectives are met, it is our intent to structure incentive compensation arrangements for our executive officers in a manner that will allow such compensation to be fully deductible for Federal income tax purposes. However, there may be instances when the Company decides to pay compensation that is non-deductible in order to further the interests of our stockholders.

Compensation Committee
William E. Fisher
George H. Krauss
Greg T. Sloma

PERFORMANCE GRAPH
      The following graph compares the cumulative total stockholder return of our common stock to the cumulative total return of the S&P 500 Index and a peer index. The total stockholder return for each company in the peer group index has been weighted according to market capitalization. Each graph assumes an investment of $100 on December 31, 2000 and the reinvestment of all dividends.
      The “Peer Group” index consists of companies that provide outsourced CRM solutions, conferencing services, accounts receivable management and business services and is comprised of the following companies: Convergys Corporation, Teletech Holdings, Inc., Premiere Global Services Inc, NCOG Group Inc., Alliance Data Systems Corporation, Perot Systems Corporation, Harte-Hanks, Inc., Axciom Corporation, Affiliated Computer Services, Inc., Bisys Group, Inc., Catalina Marketing Corporation, Ceridian Corporation, Certegy Inc., ChoicePoint Inc., DST Systems Inc., Equifax Inc., Fiserv Inc., and Reynolds & Reynolds Co.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

West Corporation	100.00	88.68	59.02	82.60	117.72	149.87

S&P 500	100.00	88.12	68.64	88.33	97.94	102.75

Peer Group	100.00	105.99	80.20	92.93	105.10	108.58

ADDITIONAL INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS
Section 16(a) beneficial ownership reporting compliance
      Our directors and executive officers file reports with the SEC indicating the number of shares of our common stock that they owned when they became a director or executive officer and, after that, any changes in their ownership of our common stock. They must also provide us with copies of these reports. These reports are required by Section 16(a) of the Exchange Act. We have reviewed the copies of these reports that we have received and have also received and reviewed written representations of the accuracy of these reports from these individuals.

      In connection with stock acquired in the Executive Deferred Compensation Plan, Mr. Etzler filed a late Form 4 twice and Mr. Richards filed one late Form 4. Mr. Richards also filed one late Form 4 in connection with the sale of 283 shares of stock of West Corporation. Mr. Hanson filed one Form 4 late in connection with the exercise of stock options. Except for the foregoing, during 2005 our directors and executive officers complied with all Section 16(a) reporting requirements.
Code of ethics
      West has adopted a Code of Ethical Business Conduct that applies to our directors and executive officers, including our Chief Executive Officer and Chief Financial Officer. A copy of West’s Code of Ethical Business Conduct may be obtained without charge by sending a written request to West Corporation, 11808 Miracle Hills Drive, Omaha, Nebraska 68154. The Code of Ethical Business Conduct is also available on West’s website at www.west.com. Any waivers of, or amendments to, the Code of Ethical Conduct will be disclosed on our website.
Related party transactions
      We lease a building located at 9910 Maple Street, Omaha, Nebraska, which houses a contact center and several administrative support departments. The building has 43,000 square feet of leasable space and sits on approximately 4.4 acres. This building is owned by 99-Maple Partnership, a partnership owned and controlled by Gary L. West, our Chairman, and Mary E. West, our Vice Chair and Secretary. This lease commenced on April 1, 1988, and was renewed most recently on December 10, 2003, for a term of ten years. In accordance with the previous arrangement, the rent will be $55,542 per month between September 1, 2004 and August 31, 2009 and $60,917 per month between September 1, 2009 and August 31, 2014. In addition to payment of rent, we are obligated to pay all taxes, insurance and maintenance pertaining to the building.
Compensation Committee interlocks and insider participation
      No executive of West currently serves on a Compensation Committee or served on a Compensation Committee during 2005. No member of the Compensation Committee has an interlocking relationship as defined by the SEC or had such a relationship during 2005.
AUDIT COMMITTEE REPORT
      Each member of the Audit Committee is independent, as independence for audit committee members is defined in the listing Standards of the NASDAQ Stock Market. The Audit Committee operates under a written charter adopted by the Board.
      Management is responsible for our internal controls and the financial reporting process. The external auditor is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee’s responsibility is to monitor and oversee these processes.
      In this context, the committee has met and held discussions with management and the external auditor. Management represented to the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the audited consolidated financial statements with management and the external auditor. The committee discussed with the external auditor matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).
      Our external auditor also provided the committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the committee discussed with the external auditor its independence.
      Based on the committee’s review of the audited consolidated financial statements and the various discussions referred to above, the committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended

December 31, 2005, for filing with the SEC. The committee also approved, subject to stockholder ratification, selection of our external auditor.
      The committee received an estimate of fees to be paid the external auditors for audit, tax and other services for fiscal 2005. At each meeting during the year this estimate was reviewed, approved and updated, as appropriate, in advance of the work performed by the external auditors. For the fiscal year ended December 31, 2005, 100% of the audit services, audit related services and tax and other non-audit services were approved by the Audit Committee in advance.

The Audit Committee
William E. Fisher
George H. Krauss
Greg T. Sloma
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2007 ANNUAL MEETING
Stockholder proposals
      Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement for our 2007 annual meeting of stockholders, we must receive the proposal at our principal executive offices at 11808 Miracle Hills Drive, Omaha, Nebraska 68154 by January 10, 2007. The proposal must be sent to the attention of our Corporate Secretary.
      Under our bylaws, and as permitted by SEC rules, a stockholder must follow specified procedures to nominate persons for election as directors or to introduce a proposal at an annual meeting of stockholders. These procedures provide that such nominations and proposals must be submitted to our Corporate Secretary at our principal executive offices within specified time deadlines. For our 2007 annual meeting we must receive the notice of your intention to introduce a nomination or make a proposal no later than April 11, 2007 and no earlier than March 12, 2007. Any such notice must satisfy the requirements set forth in our bylaws.
      For further information, you may obtain a copy of our bylaws without charge by sending a written request to West Corporation, 11808 Miracle Hills Drive, Omaha, Nebraska 68154.
      The Board is not aware of any matters that are expected to come before the 2006 annual meeting other than those referred to in this proxy statement. If any other matter should properly come before the annual meeting, the persons named in the accompanying proxy intend to vote the proxies using their best judgment.
      The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand or to acknowledge the nomination of any person not made in compliance with these procedures.
Stockholder communication
      Stockholders who wish to communicate with the Board or a director of West may write to the director in care of our Vice President of Investor Relations, West Corporation, 11808 Miracle Hills Drive, Omaha, Nebraska 68154. Our Vice President of Investor Relations will forward all communications to the Board or a director, as applicable.
Annual meeting attendance policy
      Our policy is to encourage our Board members to attend the annual meeting of stockholders. Five of our six directors attended our 2005 annual meeting of stockholders.
      You may obtain a copy of our Annual Report on Form 10-K without charge by sending a written request to West Corporation, 11808 Miracle Hills Drive, Omaha, Nebraska 68154. Our Annual Report on Form 10-K is also available on our website at www.west.com.

ANNEX 1
WEST CORPORATION
2006 STOCK INCENTIVE PLAN

1.	Purpose
      The purpose of the Plan is to provide a means through which the Company may attract able persons to become and remain directors of the Company and enter and remain in the employ or in a consulting relationship with the Company and its Subsidiaries and to provide a means whereby they can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between stockholders of the Company and these employees, directors and consultants.
      So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Unit Awards, Performance Share Unit Awards and Stock Bonus Awards, or any combination of the foregoing. The Plan also provides for the automatic grant of Nonqualified Stock Options to Non-Employee Directors.

2.	Definitions
      The following definitions shall be applicable throughout the Plan.
      a) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Phantom Stock Unit Award, Performance Share Unit Award, Stock Bonus Award, Director Stock Award or any other Stock-based award under the Plan.
      b) “Award Agreement” means the agreement between the Company and a Participant who has been granted an Award which defines the rights and obligations of the parties with respect to such Award.
      c) “Award Period” means a period of time within which performance is measured for the purpose of determining whether an Award of Performance Share Units has been earned.
      d) “Board” means the Board of Directors of the Company.
      e) “Cause” means the Company or a Subsidiary (as the case may be) having cause to terminate a Participant’s employment or service in accordance with the provisions of any existing employment, consulting or any other agreement between the Participant and the Company or a Subsidiary (as the case may be) or, in the absence of such an employment, consulting or other agreement which defines or describes such cause, upon (i) the determination by the Company or such Subsidiary (as the case may be) that the Participant has engaged, during the performance of his duties to the Company or such Subsidiary, in significant objective acts or omissions constituting dishonesty, willful misconduct or gross negligence relating to the business of the Company or a Subsidiary.
      f) “Change in Control” shall, unless in the case of a particular award, the applicable Award Agreement states otherwise, be deemed to occur if:

(i) the Company enters into any agreement to engage in a transaction, the consummation of which would result in any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than (A) the Company, (B) any Subsidiary, (C) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary or (D) Gary West, his immediate family, any lineal decedents or any entity directly or indirectly owned or controlled by them) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities, provided that such transaction actually does occur;

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(ii) individuals who constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section 2(f)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (unless the approval of the election or nomination for election of such new directors was in connection with an actual or threatened election or proxy contest), cease for any reason to constitute at least a majority thereof;

(iii) the Company enters into any agreement to engage in a transaction, the consummation of which would result in, or the stockholders of the Company approve, a merger or consolidation of the Company with any other corporation, and such merger or consolidation actually does occur, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by converting into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined above in (i), including the exemptions thereto) acquires forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the Company enters into any agreement to engage in a transaction, the consummation of which would result in, or the stockholders of the Company approve, a complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets of any transaction having a similar effect, provided that such liquidation, sale or disposition actually does occur.
      g) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.
      h) “Committee” means the full Board, the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan.
      i) “Common Stock” means the common stock, par value $0.01 per share, of the Company.
      j) “Company” means West Corporation, a Delaware corporation.
      k) “Date of Grant” means the date on which the granting of an Award is authorized or such other date as may be specified in such authorization.
      l) “Director Stock Option” means the Award of a Nonqualified Stock Option to Non-Employee Directors pursuant to Section 12.
      m) “Director Stock Option Agreement” means the agreement entered into with respect to a Director Stock Option pursuant to Section 12.
      n) “Disability” means the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, if the Participant was retired when such disability commenced, the inability to engage in any substantial gainful activity, in either case as determined by the Committee based upon medical evidence acceptable to it.
      o) “Eligible Person” means any (i) person regularly employed by the Company or a Subsidiary; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or Subsidiary other than a Non-Employee Director; or (iii) consultant to the Company or a Subsidiary.
      p) “Exchange Act” means the Securities Exchange Act of 1934.

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      q) “Fair Market Value” on a given date means (i) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately.
      r) “Holder” means a Participant who has been granted an Award.
      s) “Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an “incentive stock option” within the meaning of Section 422 of the Code.
      t) “Non-Employee Director” means a member of the Board who is not an employee of the Company.
      u) “Nonqualified Stock Option” means an Option granted under the Plan which is not designated as an Incentive Stock Option.
      v) “Option” means an Award granted under Section 7 of the Plan.
      w) “Option Period” means the period described in Section 7(c).
      x) “Option Price” means the exercise price set for an Option described in Section 7(a). The exercise price may not be less than 100% of the Fair Market Value on the Date of Grant.
      y) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 7, 8, 9, 10 or 11, and a Non-Employee Director who has received an automatic grant of Nonqualified Stock Options pursuant to Section 12.
      z) “Performance Goals” means the performance objectives of the Company during an Award Period or Restricted Period, with respect to Performance Share Units, Restricted Stock or Phantom Stock Units, respectively, established for the purpose of determining whether, and to what extent, such Awards will be earned for an Award Period or Restricted Period.
      aa) “Performance Share Unit” means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 9 of the Plan.
      bb) “Phantom Stock Unit” means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 10 of the Plan.
      cc) “Plan” means the Company’s 2006 Stock Incentive Plan, as amended from time to time.
      dd) “Qualified Committee” means a committee composed of at least two Qualified Directors.
      ee) “Qualified Director” means a person who is (i) a “non-employee director,” as defined in Rule 16b-3 under the Exchange Act or any successor rule or regulation, and (ii) an “outside director” within the meaning of Section 162(m) of the Code.
      ff) “Restricted Period” means, with respect to any share of Restricted Stock or any Phantom Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 10 of the Plan.
      gg) “Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 10 of the Plan.

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      hh) “Restricted Stock Award” means an Award of Restricted Stock granted under Section 10 of the Plan.
      ii) “Securities Act” means the Securities Act of 1933, as amended.
      jj) “Stock” means the Common Stock or such other authorized shares of stock of the Company as from time to time may be authorized for use under the Plan.
      kk) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.
      ll) “Stock Bonus” means a stock bonus award granted under Section 11 of the Plan.
      mm) “Strike Price” means the price set for a SAR described in Section 8(a). The Strike Price may not be less than 100% of the Fair Market Value on the Date of the Grant.
      nn) “Subsidiary” means any corporation 50% or more of whose stock having general voting power is owned by the Company, or by another Subsidiary, as herein defined, of the Company.
      oo) “Vested Unit” shall have the meaning ascribed thereto in Section 10(e).

3.	Effective Date and Duration
      The Plan shall be effective as of April 1, 2006, the date designated by the Board pursuant to its adoption of the Plan, and shall be submitted to the stockholders of the Company for approval at the Company’s annual meeting to be held on May 11, 2006. The effectiveness of the Plan and the validity of any and all Awards granted pursuant to the Plan, other than any awards granted prior to May 11, 2006 and settled in cash, are contingent upon approval of the Plan by the stockholders of the Company in a manner which complies with (i) Section 422(b)(1) and, to the extent required to preserve the Company’s income tax deductions, Section 162(m) of the Code and (ii) the requirements of The Nasdaq Stock Market. Unless and until the stockholders approve the Plan in compliance with the applicable requirements, no Award granted under the Plan shall be effective, other than any awards granted prior to May 11, 2006 and settled in cash.
      The expiration date of the Plan, after which no Awards may be granted hereunder, shall be April 1, 2016, or such earlier date specified by the Board; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

4.	Administration
      The Plan shall be administered by the full Board or a committee of the Board composed of at least two persons, each member of which, at the time he takes any action with respect to an Award under the Plan, shall be a “non-employee director,” as defined in Rule 16b-3 under the Exchange Act or any successor rule or regulation; provided that to the extent that the Company determines that payment with respect to any Award is intended to be fully deductible by the Company without regard to Section 162(m) of the Code, the Plan shall be administered by a Qualified Committee. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.
      Subject to the provisions of the Plan, the Committee shall have exclusive power to:

a) Select the Eligible Persons to participate in the Plan;

b) Determine the nature and extent of the Awards to be made to each Participant;

c) Determine the time or times when Awards will be made to Eligible Persons;

d) Determine the duration of each Award Period and Restricted Period;

e) Determine the conditions to which the payment of Awards may be subject;

f) Establish the Performance Goals, if any, for each Award Period;

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g) Prescribe the form of Award Agreement or other form or forms evidencing Awards; and

h) Cause records to be established in which there shall be entered, from time to time as Awards are made to Eligible Persons, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, SARs, Phantom Stock Units, Performance Share Units, shares of Restricted Stock and Stock Bonuses awarded by the Committee to each Eligible Person, and the expiration date and the duration of any applicable Award Period or Restricted Period.
      The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

5.	Grant of Awards; Shares Subject to the Plan
      The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Phantom Stock Units, Performance Share Units, Stock Bonuses and/or any other Award authorized under the Plan to one or more Eligible Persons; provided, however, that:

a) Subject to Section 15, the aggregate number of shares of Stock made subject to all Awards, other than Incentive Stock Options, may not exceed 5,000,000 as of the effective date of the plan, increased as of January 1st of each year, beginning January 1, 2007, by the lesser of (i) 1.25% of the outstanding shares of Common Stock as of such January 1st and (ii) the number of shares subject to Awards granted in the preceding calendar year;

b) Subject to Section 15, the aggregate number of shares of Stock made subject to all Incentive Stock Options may not exceed 1,000,000;

c) Such shares shall be deemed to have been used in payment of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash. In the event any Option, SAR not attached to an Option, Restricted Stock Award, Phantom Stock Unit or Performance Share Unit shall be surrendered, terminate, expire, or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan;

d) Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase;

e) No Participant may receive Options or SARs under the Plan with respect to more than 1,000,000 shares of Stock in any one year; and

f) The Committee may, in its sole discretion, require a Participant to pay consideration for an Award in an amount and in a manner as the Committee deems appropriate.

6.	Eligibility
      Participation shall be limited to Eligible Persons selected by the Committee.

7.	Stock Options
      The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Options shall be granted to any

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Eligible Person who is not an employee of the Company. Each Option so granted shall be subject to the following conditions or to such other conditions as may be reflected in the applicable Award Agreement.

a) Option Price. The exercise price (“Option Price”) per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value of a share of Stock at the Date of Grant.

b) Manner of Exercise and Form of Payment. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable by bank draft, certified personal check or by wire transfer and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised or, in the discretion of the Committee, either (i) in other property having a Fair Market Value on the date of exercise equal to the Option Price, (ii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the Option Price or (iii) by authorizing the Company to withhold shares of Stock subject to the Option having a Fair Market Value equal to the Option Price.

c) Option Period and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years with respect to Incentive Stock Options and ten years and one day with respect to Nonqualified Stock Options, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. The Committee may not, after an Option is granted, extend the maximum term of the Option. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires. Unless otherwise stated in the applicable Option Award Agreement, the Option shall expire earlier than the end of the Option Period in the following circumstances:

(i) If prior to the end of the Option Period, the Holder shall terminate employment or service with the Company for any reason other than death, Disability or Cause, the Option shall expire on the earlier of the last day of the Option Period or the date that is ninety days after the date of such termination; provided, however, that if the Holder of a Nonqualified Stock Option is an Executive Vice President or above on the Date of Grant, such Nonqualified Stock Option shall expire on the earlier of the last day of the Option Period or the date that is one year after the date of such termination. In such event, the Option shall remain exercisable by the Holder until its expiration, only to the extent the Option was exercisable at the time of such termination.

(ii) If the Holder dies prior to the end of the Option Period and while still in the employ or service of the Company or within ninety days of a termination of employment for a reason other than Cause or such Holder becomes Disabled, the Option shall expire on the earlier of the last day of the Option Period or the date that is one year after the date of death or Disability of the Holder. In such event, the Option shall remain exercisable by the Holder or the person or persons to whom the Holder’s rights under the Option pass by will or the applicable laws of descent and distribution until its expiration, only to the extent the Option was exercisable by the Holder at the time of death or Disability.

(iii) If the Holder’s employment or service with the Company is terminated by the Company for Cause, the Option shall expire immediately upon such cessation of employment or service.
      d) Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by an Award Agreement, which shall contain such provisions as may be determined by the Committee and, except as may be specifically stated otherwise in such Award Agreement, which shall be subject to the following terms and conditions:

(i) Each Option issued pursuant to this Section 7 shall, to the extent exercisable, be exercisable for the full amount or for any part thereof.

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(ii) Each share of Stock purchased through the exercise of an Option issued pursuant to this Section 7 shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Holder purchases the share or exercises a related SAR or when the Option expires.

(iii) Subject to Section 14(k), Options issued pursuant to this Section 7 shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder’s lifetime only by him.

(iv) Each Option issued pursuant to this Section 7 shall vest and become exercisable by the Holder in accordance with the vesting schedule established by the Committee and set forth in the Award Agreement.

(v) Each Award Agreement may contain a provision that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Option issued pursuant to this Section 7 a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option issued pursuant to this Section 7 shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(vi) Each Incentive Stock Option Award Agreement shall contain a provision requiring the Holder to notify the Company in writing immediately after the Holder makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the Date of Grant of the Incentive Stock Option or (b) one year after the date the Holder acquired the Stock by exercising the Incentive Stock Option.
      (e) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Holder who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.
      (f) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.
      g) Voluntary Surrender. The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option issued pursuant to this Section 7 and its corresponding SAR, if any, granted under the Plan to be conditioned upon the granting to the Holder of a new Option for the same or a different number of shares as the Option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Nonqualified Stock Option surrendered.

8.	Stock Appreciation Rights
      Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs to Eligible

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Persons independent of any Option. A SAR shall confer on the Holder thereof the right to receive in shares of Stock, cash or a combination thereof the value equal to the excess of the Fair Market Value of one share of Stock on the date of exercise over the Strike Price of the SAR, with respect to every share of Stock for which the SAR is granted. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

a) Strike Price. The Strike Price per share of Stock for which a SAR is granted shall be set by the Committee at the time of grant, but (i) with respect to a SAR granted in connection with an Option the Strike Price shall be equal to the Option Price of such Option and (ii) with respect to a SAR granted independently of an Option, the Strike Price shall not be less than 100% of the Fair Market Value of a share of Stock at the Date of Grant.

b) Vesting. SARs granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. A SAR granted independently of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award Agreement.

c) Automatic Exercise. If on the last day of the Option Period (or in the case of a SAR granted independently of an Option, the period established by the Committee after which the SAR shall expire), the Fair Market Value of the Stock exceeds the Strike Price, the Holder has not exercised the SAR or the corresponding Option (if any), and neither the SAR nor the corresponding Option (if any), has expired, such SAR shall be deemed to have been exercised by the Holder on such last day and the Company shall make the appropriate payment therefor. The Committee may not, after a SAR is granted, extend the maximum term of the SAR.

d) Payment. Upon the exercise of a SAR, the Company shall pay to the Holder an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Strike Price. The Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee and set forth in the Award Agreement. Fractional shares shall be settled in cash.

e) Method of Exercise. A Holder may exercise a SAR after such time as the SAR vests by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.

f) Expiration. Each SAR shall cease to be exercisable, as to any share of Stock, when the Holder exercises the SAR or exercises a related Option, with respect to such share of Stock. Except as otherwise provided, in the case of SARs granted in connection with Options, a SAR shall expire on a date designated by the Committee which is not later than ten years and one day after the Date of Grant of the SAR; provided, however, with respect to a SAR granted in connection with an Incentive Stock Option, the SAR shall expire on a date designated by the Committee which is not later than ten years after the Date of Grant of the SAR.

9.	Performance Shares

a) Award Grants. The Committee is authorized to establish Performance Share programs to be effective over designated Award Periods determined by the Committee. The Committee may grant Awards of Performance Share Units to Eligible Persons in accordance with such Performance Share programs. Before or within 90 days after the beginning of each Award Period, the Committee will establish written Performance Goals based upon financial objectives for the Company for such Award Period and a schedule relating the accomplishment of the Performance Goals to the Awards to be earned by Participants. Performance Goals may include absolute or relative growth in earnings per share or rate of return on stockholders’ equity or other measurement of corporate performance and may be determined on an individual basis or by categories of Participants. The Committee shall determine the number of Performance Share Units to be awarded, if any, to each Eligible Person who is selected to receive such an

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Award. The Committee may add new Participants to a Performance Share program after its commencement by making pro rata grants. Notwithstanding the above, with respect to such Performance Unit Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code: (i) no more than 200,000 Performance Share Units may be awarded to any Eligible Person with respect to any Award Period of 12 months or more and (ii) Performance Goals must be based on one or more of the following which may be expressed either on an absolute basis, relative to previous levels of performance, or relative to other companies selected by the Committee:

(i) earnings per share;

(ii) revenue;

(iii) return on capital, equity, or operating costs;

(iv) economic value added;

(v) margins;

(vi) total stockholder return on market value;

(vii) operating profit or net income;

(viii) cash flow, earnings before interest and taxes, or earnings before interest, taxes and depreciation;

(ix) sales; or

(x) costs or expenses, either as an independent goal, or as a percentage of revenue.

      b) Determination of Award. At the completion of a Performance Share Award Period, or at other times as specified by the Committee, the Committee shall calculate the number of shares of Stock earned with respect to each Participant’s Performance Share Unit Award by multiplying the number of Performance Share Units granted to the Participant by a performance factor representing the degree of attainment of the Performance Goals.
      c) Payment of Performance Share Unit Awards. Performance Share Unit Awards shall be payable in that number of shares of Stock determined in accordance with Section 9(b). Payments of Performance Share Unit Awards shall be made as soon as practicable after the completion of an Award Period. Awards shall be paid no later than the last date permitted in order for the payment to be exempt from the definition of deferred compensation under Section 409A of the Code.
      d) Adjustment of Performance Goals. The Committee may, during the Award Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or reflect, (i) extraordinary or non-recurring events experienced during an Award Period by the Company or by any other corporation whose performance is relevant to the determination of whether Performance Goals have been attained; (ii) any significant changes that may have occurred during such Award Period in applicable accounting rules or principles or changes in the Company’s method of accounting or in that of any other corporation whose performance is relevant to the determination of whether an Award has been earned; or (iii) any significant changes that may have occurred during such Award Period in tax laws or other laws or regulations that alter or affect the computation of the measures of Performance Goals used for the calculation of Awards; provided, however, that with respect to such Performance Unit Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustment shall be made only to the extent that the Committee determines that such adjustments may be made without a loss of deductibility of the compensation includible with respect to such Award under Section 162(m) of the Code.

10.	Restricted Stock Awards and Phantom Stock Units
      a) Award of Restricted Stock and Phantom Stock Units. The Committee shall have the authority (1) to grant Restricted Stock and Phantom Stock Unit Awards, (2) to issue or transfer Restricted Stock to Eligible Persons, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock

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and Phantom Stock Units, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock or Phantom Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

(i) The Holder of a Restricted Stock Award shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Holder pending the release of the applicable restrictions, the Holder additionally shall execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, and (ii) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements. If a Holder shall fail to execute a Restricted Stock Award Agreement and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 10(b), the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Holder or withheld by the Company for the Holder’s account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Cash dividends or stock dividends so withheld by the Committee shall not be subject to forfeiture.

(ii) Upon the Award of Restricted Stock, the Committee shall cause a Stock certificate registered in the name of the Holder to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee shall cause the escrow agent to issue to the Holder a receipt evidencing any Stock certificate held by it registered in the name of the Holder.

(iii) No shares of Stock shall be issued at the time a Phantom Stock Unit Award is made, and the Company will not be required to set aside a fund for the payment of any such Award. Holders of Phantom Stock Units shall receive an amount equal to the cash dividends paid by the Company upon one share of Stock for each Phantom Stock Unit then credited to such Holder’s account (“Dividend Equivalents”). The Committee shall, in its sole discretion, determine whether to credit to the account of, or to currently pay to, each Holder of an Award of Phantom Stock Units such Dividend Equivalents. Dividend Equivalents credited to a Holder’s account shall be subject to forfeiture on the same basis as the related Phantom Stock Units, and may bear interest at a rate and subject to such terms as are determined by the Committee.
      b) Restrictions.

(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (1) if an escrow arrangement is used, the Holder shall not be entitled to delivery of the Stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; and (3) the shares shall be subject to forfeiture to the extent provided in subparagraph (d) and the Award Agreement and, to the extent such shares are forfeited, the Stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

(ii) Phantom Stock Units awarded to any Participant shall be subject to (1) forfeiture until the expiration of the Restricted Period, to the extent provided in subparagraph (d) and the Award Agreement, and to the extent such Awards are forfeited, all rights of the Holder to such Awards shall terminate without further obligation on the part of the Company and (2) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Phantom Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Phantom Stock Award, such action is appropriate.

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      c) Restricted Period. The Restricted Period of Restricted Stock and Phantom Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and Phantom Stock Units indicated in a schedule established by the Committee and set forth in the written Award Agreement.
      d) Forfeiture Provisions. Except to the extent determined by the Committee and reflected in the underlying Award Agreement, in the event a Holder terminates employment with the Company during a Restricted Period for any reason, that portion of the Award with respect to which restrictions have not expired shall be completely forfeited to the Company.
      e) Delivery of Restricted Stock and Settlement of Phantom Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, the restrictions set forth in Section 10(b) and the Award Agreement shall be of no further force or effect with respect to shares of Restricted Stock which have not then been forfeited. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Holder, or his beneficiary, without charge, the Stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or Stock dividends credited to the Holder’s account with respect to such Restricted Stock and the interest thereon, if any.
      Upon the expiration of the Restricted Period with respect to any Phantom Stock Units covered by a Phantom Stock Unit Award, the Company shall deliver to the Holder, or his beneficiary, without charge, one share of Stock for each Phantom Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit and the interest thereon, if any; provided, however, that, if so noted in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Stock in lieu of delivering only Stock for Vested Units. If cash payment is made in lieu of delivering Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.
      f) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend until the end of the Restricted Period with respect to such Stock:

“Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of , between West Corporation and . A copy of such Agreement is on file at the offices of the Company at 11808 Miracle Hills Drive, Omaha, Nebraska 68154.” Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

11.	Other Awards
      The Committee may issue unrestricted Stock or any other Stock-based award under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. Stock Bonus Awards under the Plan may be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

12.	Automatic Grants of Stock Options to Non-Employee Directors
      a) Grants of Directors Stock Options. As of the date on which any person first becomes a Non-Employee Director, such person shall be automatically granted without further action by the Board or the Committee a Nonqualified Stock Option to purchase 14,000 shares of Stock (the “Initial Grant”). Thereafter, for the remainder of the term of the Plan and provided he remains a Non-Employee Director, on the date of each of the Company’s annual meeting of stockholders, each Non-Employee Director shall be automatically granted without further action by the Board or the Committee a Nonqualified Stock Option to Purchase 10,000 shares of Stock (the “Annual Grant”). All such Options granted to Non-Employee Directors shall hereinafter be referred to as Director Stock Options.

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      b) Option Price; Vesting.

(i) All Director Stock Options shall have an Option Price per share equal to the Fair Market Value of a share of Stock on the Date of Grant.

(ii) Subject to expiration under the circumstances described in Section 12(c), the number of shares of Stock subject to each Initial Grant shall vest and become exercisable on the anniversary following the Date of Grant indicated in the following table:

Number of
Anniversary	Shares Vested

1st	6,000
2nd	4,000
3rd	4,000

(iii) Subject to expiration under the circumstances described in Section 12(c), the number of shares of Stock subject to each Annual Grant shall vest and become exercisable on the anniversary following the Date of Grant indicated in the following table:

Number of
Anniversary	Shares Vested

1st	2,000
2nd	4,000
3rd	4,000
      c) Term; Expiration. The term of each Non-Employee Director Option (“Term”), after which each such Option shall expire, shall be ten years from the Date of Grant. If prior to the expiration of the Term of a Director Stock Option, the Non-Employee Director shall cease to be a member of the Board for any reason other than his death or Disability, the Director Stock Option shall expire on the earlier of the expiration of the Term or the date that is three months after the date of such cessation. If prior to the expiration of the Term of a Director Stock Option, a Non-Employee Director shall cease to be a member of the Board by reason of his death or Disability, the Director Stock Option shall expire on the earlier of the expiration of the Term or the date that is one year after the date of such cessation. Notwithstanding the above, the Board may in its discretion, accelerate the vesting of a Director Stock Option upon a Non-Employee Director’s ceasing to be a member of the Board under such circumstances as the Board shall determine. In the event a Non-Employee Director ceases to be a member of the Board for any reason, any unexpired Non-Employee Director Option shall thereafter be exercisable until its expiration only to the extent that such Option was exercisable at the time of such cessation.
      d) Director Stock Option Agreement. Each Director Stock Option shall be evidenced by a Director Stock Option Agreement, which shall contain such provisions as may be determined by the Committee.
      e) Nontransferability; Exclusive Grant. Subject to Section 14(k), Non-Employee Director options shall not be transferable except by will or the laws of descent and distribution and shall be exercisable during the Non-Employee Director’s lifetime only by him.
      f) Controlling Stockholders. Notwithstanding anything to the contrary in this Plan, no Controlling Stockholder shall be eligible to receive Director Stock Options pursuant to this Section 12. For purposes of this Section 12(f), the term “Controlling Stockholder” means any person who, either alone or pursuant to an arrangement or understanding with one or more other persons (i) owns and has voting power to vote more than fifty percent (50%) of the outstanding voting equity securities of the Company or (ii) otherwise exercises a controlling influence over the management or policies of the Company by virtue of the person’s position as a stockholder of the Company.

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13.	Non-Competition Provisions
      In addition to such other conditions as may be established by the Committee, in consideration of the granting of Awards under the terms of this Plan, the Committee, in its discretion, may include non-competition provisions in the applicable Award Agreement.

14.	General
      a) Additional Provisions of an Award. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.
      b) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.
      c) Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.
      d) Tax Withholding. Notwithstanding any other provision of the Plan, the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards cash and/or Stock, valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Stock, the Holder or other person receiving such Stock may be required to pay to the Company prior to delivery of such Stock, the amount of any such taxes which the Company is required to withhold, if any, with respect to such Stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Holder of the Award elects to make payment in such manner; provided that such shares do not have a Fair Market Value in excess of the minimum amount of the required tax payments.
      e) Claim to Awards and Employment or Service Rights. No employee or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company.
      f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new

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designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.
      g) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
      h) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
      i) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.
      j) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.
      k) Nontransferability. A person’s rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Holder’s death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution; provided, however, the Committee may, in its sole discretion, allow in an Award Agreement for transfer of Awards other than Incentive Stock Options to other persons or entities.
      l) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself.
      m) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.
      n) Expenses. The expenses of administering the Plan shall be borne by the Company.

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      o) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.
      p) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

15.	Changes in Capital Structure
      Awards granted under the Plan and any Award Agreements shall be subject to equitable adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards (i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award, (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or (iii) upon the occurrence of any other event which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such corporate or other event, the aggregate number of shares of Stock available under the Plan, the maximum number of shares of Stock with respect to which any one person may be granted Awards during any period of time, the number of shares of Stock subject to Director Stock Options and the Performance Goals to which any Award is subject shall be appropriately adjusted by the Committee, whose determination shall be conclusive. With respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without a loss of deductibility for such Awards under Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.
      Notwithstanding the above, in the event of any of the following:

A. The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving or acquiring entity or the parent thereof;

B. All or substantially all of the assets of the Company are acquired by another person;

C. The reorganization or liquidation of the Company; or

D. The Company shall enter into a written agreement to undergo an event described in clauses A, B or C above, then the Committee may, in its sole discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and pay to the Holders thereof, in cash, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 15 may be varied by the Committee in any particular Award Agreement.

16.	Change in Control
      Except to the extent stated otherwise in any individual Award Agreement, upon the occurrence of a Change in Control (i) all outstanding Options and freestanding SARs shall become immediately exercisable in full, (ii) all restrictions with respect to outstanding shares of Restricted Stock shall lapse, (iii) all outstanding Phantom Stock Units will be immediately converted into shares of Stock, or cash equivalents at the discretion of the Committee, and paid out to such Holders, and (iv) the Committee will make a determination on the degree of achievement of all Performance Goals with respect to outstanding Performance Share Units and shall make such payments with respect thereto as it deems appropriate.

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17.	Nonexclusivity of the Plan
      Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

18.	Amendment and Termination
      The Board may at any time terminate the Plan. With the express written consent of an individual Participant, the Board or the Committee may cancel, reduce or otherwise alter outstanding Awards. The Board or the Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided that any such amendment shall be contingent on obtaining the approval of the shareholders of the Company if the Committee determines that such approval is necessary to comply with any requirement of law or rule of any stock exchange on which the Company’s equity securities are traded, or in order for Awards to qualify for an exemption from Section 162(m) of the Code.

19.	Effect of Section 162(m) of the Code
      The Committee may, without shareholder approval, amend the Plan retroactively and/or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to the Plan. To the extent that the Committee determines as of the Date of Grant of an Award that (i) the Award is intended to comply with Section 162(m) of the Code and (ii) the exemption described above is no longer available with respect to such Award, such Award shall not be effective until any stockholder approval required under Section 162(m) of the Code has been obtained.

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     West Corporation
     This proxy is solicited by West Corporation’s Board of Directors for the May 11, 2006 Annual Meeting.
The undersigned stockholder appoints each of Mary E. West and Gary L. West attorney and proxy, with full power of substitution, on behalf of the undersigned and with all powers the undersigned would possess if personally present, to vote all shares of common stock of West Corporation that the undersigned would be entitled to vote at the above Annual Meeting and any adjournment thereof.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC INSTRUCTIONS AS INDICATED ON THE REVERSE SIDE OF THIS PROXY. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 and 3.
Voting by mail. If you wish to vote by mailing this proxy, please sign your name exactly as it appears on this proxy and mark, date and return it in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

(This proxy is continued on the reverse side)
VOTE BY TELEPHONE:
1.	Read the accompanying Proxy Statement and this proxy card.
2.	Call toll free 1-800-652-8683.
3.	Enter your Control Number, shown above.
4.	Follow the simple recorded instructions.
VOTE BY INTERNET:
1.	Read the accompanying Proxy Statement and this proxy card.
2.	Go to website http://www.computershare.com/expressvote
3.	Enter your Control Number, shown above.
4.	Follow the simple instructions.
If you vote by Internet or phone, please do not mail your proxy card.
VOTE BY MAIL:
1.	Read the accompanying Proxy Statement and this proxy card.
2.	Mark, sign and date your proxy card.
3.	Return it in the enclosed postage-paid envelope.
Please mark your votes as indicated in this example   ☒

Item 1. Election of Directors — Nominees: (01) Thomas B. Barker and (02) William E. Fisher

For Both Nominees ☐	Withheld From Both Nominees ☐	☐

For both nominees except as noted above
Item 2. Ratify the appointment of Deloitte & Touche LLP as external auditors

For	Against	Abstain
☐	☐	☐
Item 3. Approval of West Corporation 2006 Stock Incentive Plan

For	Against	Abstain
☐	☐	☐
This proxy will be voted as directed, or if no direction is indicated, will be voted as recommended by the Board of Directors. This proxy is solicited on behalf of the Board of Directors of West Corporation.
In accordance with their discretion, the proxies are authorized to vote upon all other matters that may properly come before said Annual Meeting and any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR each nominee in Proposal 1 and FOR Proposal 2 and FOR Proposal 3.
Mark box at right if address change or comment has been noted on the reverse side of this card.   ☐
NOTE: Please sign as name appears here. Joint owners should each sign the proxy card. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.

Signature

Signature (Joint Owners)

Date